Exhibit 99.1

Masimo Shareholders Approve Acquisition by Danaher

IRVINE, Calif.—May 4, 2026—Masimo Corporation (Nasdaq: MASI) (“Masimo”), a leading global innovator in patient monitoring, today announced that its stockholders voted in favor of the proposal to adopt the previously announced Agreement and Plan of Merger, dated February 16, 2026 (the “Merger Agreement”), by and among Masimo, Danaher Corporation (“Danaher”) (NYSE: DHR) and Mobius Merger Sub, Inc. (the “Merger Sub”) at Masimo’s special meeting of stockholders held virtually on May 1, 2026. (the “Special Meeting”).

Katie Szyman, Chief Executive Officer of Masimo, stated: “We thank our shareholders for their strong support of this important milestone for Masimo. The Merger delivers compelling value and positions Masimo for continued global growth as an independent operating company within Danaher’s Diagnostics segment. We look forward to completing this process and, together with Danaher, continuing our mission of developing innovative technologies that empower clinicians to transform patient care.”

Under the terms of the Merger Agreement, at the effective time of the merger of Merger Sub with and into Masimo (the “Merger”), each share of common stock issued and outstanding immediately prior to the effective time of the Merger will be canceled and automatically converted into the right to receive $180.00 in cash, without interest.

The Merger is subject to fulfillment of customary conditions to closing, including the receipt of required regulatory approvals and clearances. The Company expects the Merger to close in 2026.

A full description of the proposed Merger is included in the proxy statement for the Special Meeting, which is available at https://investor.masimo.com/.

About Masimo

Masimo (Nasdaq: MASI) is a global medical technology company that develops and produces a wide array of industry-leading monitoring technologies, including innovative measurements, sensors, patient monitors, and automation and connectivity solutions. Our mission is to improve life, improve patient outcomes, reduce the cost of care, and take noninvasive monitoring to new sites and applications. Masimo SET® Measure-through Motion and Low Perfusion™ pulse oximetry, introduced in 1995, has been shown to outperform other pulse oximetry technologies in over 100 independent and objective studies, which can be found at www.masimo.com/evidence/featured-studies/feature. Masimo SET® is estimated to be used on more than 200 million patients around the world each year and is the primary pulse oximetry at all 10 top U.S. hospitals as ranked in the 2025 Newsweek World’s Best Hospitals listing. Additional information about Masimo and its products may be found at www.masimo.com.

Cautionary Statement Regarding Forward-Looking Statements

All statements other than statements of historical facts included in this communication that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements, including, in particular, statements about the expected timing, completion and effects or benefits of the Merger. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to: (i) uncertainties as to the timing of the Merger; (ii) the risk that the Merger may not be completed on the anticipated terms in a timely manner or at all; (iii) the failure to satisfy any of the conditions to the consummation of the Merger; (iv) the possibility that any or all of the various conditions to the consummation of the Merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances which would require Masimo to pay a termination fee; (vi) the effect of the announcement or pendency of the transactions contemplated by the Merger Agreement on Masimo’s or Danaher’s ability to retain and hire key personnel, their ability to maintain relationships with their customers, suppliers and others with whom they do business, or their operating results and businesses generally; (vii) risks related to diverting management’s attention from Masimo’s or Danaher’s ongoing business operations; (viii) the risk that stockholder litigation in connection with the transactions contemplated by the Merger Agreement may result in significant costs of defense, indemnification and liability; (ix) certain restrictions during the pendency of the Merger that may impact Masimo’s or Danaher’s ability to pursue certain business opportunities or strategic transactions; (x) the risk that any announcements relating to the Merger could have adverse effects on the market price of Masimo’s or Danaher’s common stock, including if the proposed transaction is not consummated; (xi) risks that the benefits of the Merger are not realized when and as expected; (xii) legislative, regulatory and economic developments; and (xiii) other factors discussed in the “Risk Factors” sections of Masimo’s and Danaher’s most recent periodic and current reports, as well as Masimo’s proxy statement for the Special Meeting filed with the SEC, all of which you may obtain for free on the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Masimo Contacts:

Media

Longacre Square Partners

masimo@longacresquare.com

Investors

Eli Kammerman

Phone: (949) 297-7077

Email: ekammerman@masimo.com

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